UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

THE HARTFORD MUTUAL FUNDS II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Form of

The Hartford Fundamental Growth Fund

Inbound Script

Meeting Date: Monday December 17th, 2012

Toll Free # 1-855-520-7708

Greeting:

Hello, thank you for calling The Hartford Fundamental Growth Fund proxy information line. My name is                           ; may I have your name please?

Thank you Mr./Ms.                          .  Are you calling regarding the upcoming Special Shareholder meeting?

IF YES:

The Board of Directors recommends a vote “FOR” the proposal.

Would you like to vote along with the recommendation of your Board?  Thank you. For the record, would you please state your full name and mailing address and confirm that you received the proxy materials?

Again, my name is                           , a proxy voting specialist on behalf of The Hartford Fundamental Growth Fund.

Today’s date is                            and the time is                            Eastern Time.

Mr./Ms.                           , I have recorded your [FOR] vote, in accordance with the Board’s recommendation with respect to the proposal as set forth in the proxy materials you received and we will be mailing you a written confirmation of your vote within 72 hours.  Please contact us immediately at 1-855-520-7708 if your voting instruction is not correctly reflected in this confirmation.

If you wish to make any changes you may contact us by calling 1-855-520-7708. Thank you very much for your participation and have a great day/evening.

IF NO:

How may I help you today?  (Go to Q&A to answer any questions.)

If a non-proxy related question, respond:

Mr. /Ms.                           . I apologize I do not have access to that information; please feel free to call The Hartford Fundamental Growth Fund directly at 1-888-843-7824.

IF NO, would like to vote differently:

Okay, for the record, would you please state your full name and mailing address? How would you like to cast your vote on the proposal?

Proposal 1: To approve a Plan of Reorganization providing for the acquisition of all the assets and liabilities of The Hartford Fundamental Growth Fund by The Hartford Growth Opportunities Fund (the Acquiring Fund) solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of The Hartford Fundamental Growth Fund.

Today’s date is                            and the time is                            Eastern Time.

Mr. /Ms.                           , I have recorded your [AGAINST, ABSTAIN] votes and we will be mailing you a written confirmation within 72 hours.  Please contact us immediately at 1-855-520-7708 if your voting instruction is not correctly reflected in this confirmation.

Closing:

Again, my name is                           , a proxy voting specialist on behalf of The Hartford Fundamental Growth Fund.

If you wish to make any changes you may contact us by calling 1-855-520-7708.  Thank you very much for your participation and have a great day/evening.